Exhibit 10.20

Joway Product Series

Franchised Affiliate Sales Agreement

(Contract No.:                    000[    ])

Party A: Tianjin Joway Shengshi Group Co.,Ltd	Party B:

Tianjin Joway Century Science & Technology Development Co. Ltd.

Preface

Whereas under the Contract Law of the People’s Republic of China and other relevant laws, regulations and policies, Party B is willing to get distributive profits by distributing the Joway product series of Party A who has the technology, production and marketing capabilities of Joway product series; meanwhile both sides are willing to develop new markets in a reasonable and orderly way under close cooperation, create market returns on sales, and effectively protect their own lawful rights and interests, the following agreement is hence reached on Party B’s distribution of Party A’s Joway product series in the designated area through friendly consultation:

Section I Commercial Terms

Article 1 Name, Purpose and Duration of the Contract

1.1	Contract Name: Joway Product Series Franchised Affiliate Sales Agreement (hereinafter referred to as the Contract)

1.2	Contract Purpose: Party A grants Party B the right to sell and marketing Joway product series in the designated area while Party B gets distributive profits by selling Party A’s Joway product series and both sides expands the market and establishes a win-win cooperative relationship through common efforts and coordination.

1.3	Contract Duration: The Contract shall take effect since the date of signature by both sides and shall be valid for THREE YEAR within which both sides shall fully enjoy the rights provided by and fulfill the obligations set in the Contract. Once the Contract is expired, both sides have to discuss their cooperation in the next year through consultation.

Article 2 Products to Distribute and Distribution Area

2.1	Products to Distribute: The products Party A authorizes Party B to distribute are: Joway product series.

2.2	Distribution Area Restrictions: The Joway franchised dealership store to be opened by Party B must be located more than 2.5km away from other Joway authorized dealership stores. In case of any dispute arisen over the issue of distance, the Joway franchised dealership store opened relatively later shall take full responsibility.

Article 3 Distribution Licensing Terms

3.1	Party B shall submit all materials relating to the application for product affiliate and distribution as required by Party A. The Contract can be signed only after it has passed the rigorous examination of Party A who, at the same time, will validate the authorization to the affiliate and distribution of its products.

Tianjin Joway Century Science & Technology Development Co. Ltd.

3.2	Party B undertakes to comply with and implement the Trial Measures for Individual Business of PRC, Rules for the Implementation of Trial Measures for Individual Business of PRC and other relevant national laws, regulations and policies. In case Party B violates this commitment, it shall bear the corresponding legal responsibility.

Article 4 Rights and Obligations of Party A

4.1 Rights of Party A

4.1.1	Party A shall have the right to regulate and manage the market according to its policies on Joway product series market management.

4.1.2	Party A shall have the right to formulate and adjust the market price of Joway product series.

4.1.3	Party A shall have the right to protect its independent intellectual property rights.

4.1.4	Party A shall have the right to safeguard its corporate image, reputation and brand value.

4.2 Obligations of Party A

4.2.1	Party A shall be liable for maintaining the market order, ensuring market stability, coordinating and controlling the cross-regional distribution of its products.

4.2.2	After the signing of the Contract, Party A is responsible for providing related qualification certificates for Party B.

4.2.3	After the signing of the Contract, Party A is responsible for supplying products to Party B in accordance with the latter’s order request.

4.2.4	In accordance with its marketing policies on Joway product series, Party A is responsible for offering supports and services to Party B. These may include product, marketing, training and technical services.

4.2.5	Party A is responsible for changing the products with the quality issue in accordance with its marketing policies on Joway product series.

4.2.6	Party A is responsible for timely notifying Party B of product faults, product risks, market policy adjustments and so on.

4.2.7	Party A is responsible for responding promptly to the comments and suggestions proposed by Party B.

4.2.8	Party A is responsible for keeping confidential the customer information and other commercial secrets of Party B.

Article 5 Rights and Obligations of Party B

5.1 Rights of Party B

5.1.1	Party B shall have the right to sell Joway product series in the area designated by Party A.

5.1.2	Party B shall have the right to receive supports and services from Party A according to the latter’s marketing policies on Joway product series.

5.2 Obligations of Party B

5.2.1	As of the date of signature of this Contract, Party B shall undertake to sell only Joway products series in his/her authorized store and shall not be allowed to make the products promotion and market expansion for the competitors of Party A.

Tianjin Joway Century Science & Technology Development Co. Ltd.

5.2.2	Party B is responsible for selling the Joway product series in a standardized way, consciously protecting market order, and refusing malicious price competition or dumping in accordance with the marketing policies on Joway product series.

5.2.3	Party B is responsible for honestly promoting the products instead of exaggerating their health preservation efficiency by sticking to the related information on Joway product series.

5.2.4	Party B is responsible for protecting the reputation and interests of Joway product series, safeguarding the image and integrity of the products, and not attaching any thing to the products in the product packing case of Party A.

5.2.5	Party B shall make sure that it has the necessary operating conditions and office equipment, such as phone, fax, etc. so as to conduct normal business communication with Party A.

5.2.6	Party B shall be responsible for protecting Party A’s intellectual property.

5.2.7	Party B is responsible for providing customers with quality and considerate consultation services on products or technologies, as well as pre-sales, in-sales and after-sales services.

5.2.8	Party B is responsible for providing Party A with market feedbacks.

5.2.9	Party B is responsible for maintaining the consistency of Party A’s visual identity system and using the standard trademark, pictures and other promotional materials strictly as required by Party A.

5.2.10	In case Party B needs to make advertisements, print or produce publications, it shall submit related materials to Party A for approval in advance before getting the approval to release or use the said advertisements or publications.

5.2.11	Party B is responsible for cooperating with Party A in a variety of marketing activities launched by Party A in the designated product distribution area.

5.2.12	Party B is responsible for keeping confidential Party A’s sales policy, technical patents, business information and other commercial secrets.

5.2.13	Party B should try his best to make the products promotion and market expansion for Party A; if Party B fails to have business with Party A within one year Party A shall have the right to re-examine the authorization of Party B.

Article 6 Product Purchasing and Settlement

6.1	Party A shall supply products to Party B at the national unified affiliate wholesales prices of Joway product series.

6.2	Party B may issue orders onsite or by fax or phone.

6.3	Both sides shall conduct purchasing settlements after the completion of each order. Party B shall remit the procurement money to the designated account of Party A when issuing an order to Party A. Party A shall handle delivery procedures after confirming the receipt of the procurement money.

Tianjin Joway Century Science & Technology Development Co. Ltd.

6.4	Party A undertakes to tell Party B to pick up the delivery within 3 days after it has received the order and the procurement funds.

6.5	In case Party B makes the payment in advance, Party A will set up an independent financial account for Party B, through which Party B shall check with Party A about the business transactions between the two in the current month. Should Party B fail to check the information with Party A, the consequences shall be borne by Party B.

Article 7 Services, Advertising and Quality Assurance

7.1	Party A will provide standard services for Party B following its marketing policies on Joway product series.

7.2	Party A may provide nationwide or local promotion supports in accordance with the actual market demands in such forms as making advertising, holding marketing conferences, and participating in exhibitions and fairs. In case Party B intends to produce and use advertisements, it must submit, in advance, an application to Party A for approval.

7.3	Party A shall be responsible for the quality of Joway product series.

7.4	The product may be returned if in line with one of the following conditions:

7.4.1	On the basis of the unqualified product really affecting the normal use and sale for Party B, Party A will change, return or repair the product within 7 days since the authorized Party B buys the Joway product series. And Party B can exchange the similar product.

7.4.2	On the basis of the quality problems caused by the artificial factors (improper use, maintenance and storage) not the product itself, Party A won’t exchange or repair the product within 7 days since the authorized Party B buys the Joway products. And Party B can exchange the similar product.

7.4.3	On the basis of the unqualified product really affecting the normal use and sale for Party B, Party A will change or repair the product within 15 days since the authorized Party B buys the Joway product series. And Party B can exchange the similar product.

7.5	We agree to exchange the goods except:

7.5.1	Artificial factors (improper storage and use) not the quality problems of product itself.

7.5.2	Product unconformity (the ordered one and exchanged one).

7.5.3	Package loss and damage or largess, corporate profile, promotional materials and presents for promotion loss.

7.5.4	The used bath products and specific goods, or the products with pungent and flesh smell.

7.5.5	Largess, corporate profile, promotional materials and presents for promotion will not be accepted.

Tianjin Joway Century Science & Technology Development Co. Ltd.

7.6	The date to pick up delivery of goods shall be subject to the recorded date on the shipping order issued by the delivery company. In case of self-pick up of the delivered goods, the date on the delivery order of Party A shall prevail.

Section II

Article 8 Breach of Contract and Remedies

8.1	Breach of Contract: any violation of the Contract by Party A or Party B shall be viewed as breach of the Contract. In the event that any party violates the Contract, the other party shall promptly require, in writing, the defaulting party to make corrections. In case the defaulting party corrects its behavior within 30 days, it shall be deemed as a correction. Should the acts of the defaulting party cause any substantial economic loss to the other party, the non-defaulting party shall be entitled to make a claim. Any substantial economic loss to the defaulting party due to its own reasons shall be borne by itself and the non-defaulting party shall have no liability therein. The defaulting party has the obligation to prevent further losses.

8.2	Remedies: In the event that any side violates the Contract, both sides should hold a positive attitude and solve the issue through consultation. In the event that no agreement can be reached after consultation, the dispute may be brought to court proceedings. The place of performance of the Contract is the location of Party A.

Article 9 Contract Termination and Renewal

9.1	Natural Termination of the Contract: The Contract may be terminated naturally after Party A and Party B have fulfilled all of their rights and obligations set in the Contract within the duration of the Contract.

9.2	Early Termination of the Contract: In the event that Party A violates the terms and articles of the Contract, Party B shall have the right to terminate the Contract in advance; and vise versa.

9.3	Contract Renewal: In case Party B intends to renew the Contract, it has to submit an application for contract renewal one month prior to the expiry of the Contract. Party B has the priority to the sales contract for the year to come.

Article 10 Taxes and Fees

10.1	Any fees arising from Party B’s payments for goods shall be borne by Party B.

10.2	Taxes and fees occurred from the operation and sales activities of Party B shall be borne by Party B itself.

Tianjin Joway Century Science & Technology Development Co. Ltd.

Article 11 Force Majeure

11.1	Any failure to fulfill the Contract due to such force majeure as earthquakes, floods, other natural disasters or large-scale plague epidemic or national policy changes will not be deemed as a violation of the Contract. Both sides shall bear no responsibilities for losses caused by force majeure. In case the Contract has not been fulfilled for over 6 months due to force majeure, the Contract shall terminate naturally.

Article 12 Signing, Validation and the Signature Date of the Contract

12.1	The Contract is made in duplicate with each Party holding one copy, and will take effect upon signature and seal of both Parties.

Party A: Tianjin Joway Shengshi Group Co., Ltd. Address: No. 309, Global Landmark, Nanjing Road, Nankai District, Tianjin.	Party B: Address: I.D. Card No.: Date:

Legal Representative:	Contact No.:

Entrusted Agent:

Date:

Contact No.: